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                                                                       Exhibit B

                             AMENDED AND RESTATED

                                  BY-LAWS OF

                              UAM FUNDS, INC. II



                                   ARTICLE I

                            Fiscal Year and Offices


         Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Directors the fiscal year of the Corporation shall begin on January 1 and end on the last day of December.

         Section 2. Registered Office. The registered office of the Corporation in Maryland shall be located at 11 East Chase Street, Baltimore, Maryland 21202, and the name and address of its Resident Agent at this address is CSC - Lawyers Incorporating Service Company.

         Section 3. Other Offices. The Corporation shall have the power to open additional offices for the conduct of its business, either within or outside the State of Maryland, at such places as the Board of Directors may from time to time designate.



                                  ARTICLE II

                           Meetings of Stockholders



         Section 1. Place of Meeting. Meetings of the Stockholders for election of Directors shall be held in such place as shall be fixed by the Board of Directors and stated in the notice of the meeting.

         Section 2. Annual Meetings. The Corporation is not required to hold an Annual Meeting in any year in which the Corporation is not required to elect directors under the Investment Company Act of 1940. If the Corporation is required under the Investment Company Act of 1940 to hold a stockholder meeting to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year for purposes of Maryland law. Annual Meetings, if held, shall be held at such place and time as the Board of Directors may by resolution establish, and shall be held no later than 120 days after the occurrence of the event requiring the meeting. In the absence of any specific resolution, Annual Meetings of Stockholders shall be held at the Corporation's principal office in Baltimore, Maryland. Meetings of stockholders for any other
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purpose may be held at such place and time as shall be fixed by resolution of the Board of Directors and stated in the Notice of the Meeting, or in a duly executed Waiver of Notice thereof.

         Section 3. Special Meetings. Special Meetings of the Stockholders may be called at any time by the Chairman of the Board or the President, or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, President or Secretary upon written request of the holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Stockholders. No Special Meeting need be called to consider any matter which is substantially the same as a matter voted on at any meeting of the Stockholders held during the preceding twelve months.

         Section 4. Notice. Not less than ten nor more than ninety days before the date of every Annual or Special Stockholders' Meeting, the Secretary shall cause to be mailed to each Stockholder entitled to vote at such meeting at his
(her) address (as it appears on the records of the Corporation at the time of mailing) written notice stating the time and place of the meeting and, in the case of a Special Meeting of Stockholders shall be limited to the purposes stated in the notice. Notice of any Stockholders' meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, or to any Stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

         Section 5. Record Date for Meetings. The Board of Directors may fix in advance a date not more than ninety days, nor less than ten days, prior to the date of any Annual or Special Meeting of the Stockholders as a record date for the determination of the Stockholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 6. Quorum. At any meeting of Stockholders, the presence in person or by proxy of the holders of a majority of all the votes entitled to be case at the meeting shall constitute a quorum for the transaction of business at the meeting, except that where any provision of law or the Articles of Incorporation require that the holders of any class of shares shall vote as a class, then a majority of the aggregate number of shares of that class at the time outstanding shall be necessary to constitute a quorum for the transaction of such business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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         Section 7.  Voting. Each Stockholder shall have one vote for each full share and a fractional vote for each fractional share of stock having voting power held by such Stockholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of stockholders. Such note may be made in person or by proxy. If no record date has been fixed for the determination of Stockholders, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business (i) on the day on which notice of the meeting is mailed or (ii) on the day 30 days before the meeting, whichever is the closer date to the meeting. At all meetings of the Stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by Stockholders present in person or by proxy, unless otherwise expressly provided by the laws of the State of Maryland, the Investment Company Act of 1940, as from time to time amended, or the Articles of Incorporation, in which case such express provision shall control. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

         Section 8. Voting - Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the Stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted on after eleven months from its date unless it provides for a longer period. Each proxy shall be in writing subscribed by the Stockholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation or person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation received a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

         Section 9. Inspectors. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector.

         Section 10. Stock Ledger and List of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a Stockholder of record of the Corporation for more than six months next preceding such request, who owns or own in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit a written request to any officer of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office a list containing the names and addresses of all Stockholders of the Corporation and the number of shares of each class held by each

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Stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

         Section 11. Action Without Meeting. Any action to be taken by Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing, and the written consents are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE III

                                   Directors



         Section 1. General Powers. The business of the Corporation shall be under the direction of its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the Stockholders. All acts done by any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

         Section 2. Number and Term of Office. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Each Director elected shall hold office until his successor is elected and qualified. Directors need not be Stockholders.

         Section 3. Election. Initially the Directors shall be those persons named as such in the Articles of Incorporation. The Directors shall be elected annually by the vote of a majority of the shares present in person or by proxy at the Annual Meeting of the Stockholders, except that any vacancy in the Board of Directors may be filled by a majority vote of the Board of Directors, although less than a quorum, except that a newly-created directorship may be filled only by a vote of the entire Board of Directors. However, if at any time after the filling of any vacancy, less than a majority of the Directors then holding office were elected by Stockholders, a Stockholders Meeting shall be called as soon as possible, and in any event within sixty days, for the purpose of electing an entire new Board of Directors.

         Section 4. Removal of Directors. At any Stockholders Meeting, provided a quorum is present, any Director may be removed (either with or without cause) by the vote of the holders of a majority of the shares present or represented at the meeting, and at the same meeting a duly qualified person may be elected in his stead by a majority of the votes validly cast.

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         Section 5.  Place of Meeting. Meetings of the Board of Directors,
regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

         Section 6. Quorum. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the laws of Maryland, the Investment Company Act of 1940, these By-Laws or the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         Section 8. Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each Director; Special Meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two Directors.

         Section 9. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 10. Committees. The Board of Directors may by resolution passed by a majority of the entire Board appoint from among its members an Executive Committee and other committees composed of at least one Director, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers to declare dividends or distributions on stock, to issue stock or to recommend to Stockholders any action requiring Stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval.

         Section 11. Action of Committees. In the absence of an appropriate resolution of the Board of Directors each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that

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the quorum shall not be less than two Directors, unless such committee is comprised of only one Director whereby a quorum would be one Director. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         Section 12. Compensation. Any Director, whether or not he is a salaried officer or employee of the corporation, may be compensated for his service as Director or as a member of a committee of Directors, or as Chairman of the Board or chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.



                                  ARTICLE IV



         Section 1. Form. Notices to Stockholders shall be in writing and delivered personally or mailed to the Stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors need not state the purpose of a Regular or Special Meeting.

         Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of Stockholders, Directors or a committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of Directors of committee in person, shall be deemed equivalent to the giving of such notice to such persons.



                                   ARTICLE V

                                   Officers

         Section 1. Executive Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, who shall be a Director, a Secretary and a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or

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more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board
of Directors, at its discretion, may also appoint a Director as Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Directors shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both President and Secretary and no officer shall execute, acknowledge or verify an instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 2. Election. The Board of Directors shall choose a President, a Secretary and a Treasurer at its first meeting and thereafter at the next meeting following a Stockholders' Meeting at which Directors were elected.

         Section 3. Other Officers. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 4. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

         Section 5. Tenure. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, and, in addition, if pursuant to Section 3 the power of appointment has been conferred by the Board of Directors on any other officer, by such other officer.

         Section 6. President. The President, unless the Chairman has been so designated, shall be the Chief Executive Officer of the Corporation; he (she) shall preside at all meetings of the Stockholders and Directors, and shall see that all orders and resolutions of the Board are carried into effect. The President, unless the Chairman has been designated, shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7. Chairman of the Board. The Chairman of the Board, if one shall be chosen, shall preside at all meetings of the Board of Directors and Stockholders, and shall

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perform and execute such executive duties and administrative powers as the Board of Directors shall from time to time prescribe.

         Section 8. Vice President. The Vice-Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         Section 9. Secretary. The Secretary shall attend all meetings of the Board of directors and all meetings of the Stockholders and record all the proceedings thereof and shall perform like duties for any Committee when required. He (she) shall give, or cause to be given, notice of meetings of the Stockholders and of the Board of Directors, shall have charge of the records of the Corporation, including the stock books, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he (she) shall be. He (she) shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his (her) signature.

         Section 10. Assistant Secretary. The Assistant Secretary in order of the seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

         Section 11. Treasurer. The Treasurer, unless another officer has been so designated, shall be the Chief Financial Officer of the Corporation. He (she) shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he (she) shall have general supervision of the funds and property of the Corporation and of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He (she) shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his (her) transactions as Treasurer; and as soon as possible after the close of each financial year he (she) shall make and submit to the Board of Directors a like report for such financial year. He
(she) shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the Annual Meeting of Stockholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland. He (she) shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

         Section 12. Controller. The Controller shall be under the direct supervision of the Chief Financial Officer of the Corporation. He (she) shall maintain adequate records of all assets, liabilities and transactions of the Corporation, establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the Board of Directors shall supervise internal auditing. He (she) shall have such further powers and duties as may be conferred upon him (her) from time to time by the President or the Board of Directors.

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         Section 13. Assistant Treasurer. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe.

         Section 14. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the federal Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission ) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his
(her) duties of the Corporation, including responsibility for negligence and for the accounting of any Corporation's property, funds or securities that may come into his (her) hands.



                                  ARTICLE VI

                              Other Restrictions



         Section 1. Trading in Securities. Neither the investment adviser or any officer or director thereof, nor any officer or director of the Corporation shall take a long or short position in the securities issued by the Corporation, except as permitted by applicable laws and regulations; provided , that the foregoing shall not prevent the purchase from the Corporation of shares issued by it by the officers or directors of the Corporation or of the investment adviser or by the investment adviser at the price available to the public at the moment of such purchase.

         In any case where an officer or director of the Corporation or of the investment adviser or a member of an advisory or portfolio committee of the Corporation is also an officer or director of another corporation and the purchase or sale of shares issued by that other corporation is under consideration, the officer or director or committee member concerned will abstain from participating in any decision made on behalf of the Corporation to purchase or sell any securities issued by the other corporation.

         Section 2. Loans to Affiliates. The Corporation shall not lend assets of the Corporation to any officer or director of the Corporation, or to any partner, officer, director or stockholder of, or person who has a material, financial interest in, the investment adviser of the Corporation, or the distributor of the Corporation, or to the investment adviser of the Corporation or to the distributor of the Corporation.

         Section 3. Conflict of Interest Transactions. The Corporation shall not permit any officer or director, or any officer or director of the investment adviser or distributor of the Corporation to deal for or on behalf of the Corporation with himself as principal or agent, or with any partnership, association or corporation in which he has a material, financial interest; provided that the foregoing provisions shall not prevent (a) officers or directors of the

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

Corporation from buying, holding or selling shares in the Corporation, or from being partners, officers or directors of or otherwise financially interested in the investment adviser, sponsor, manager or distributor of the Corporation; (b) purchases or sales of securities or other property by the Corporation from or to an affiliated person or to the investment adviser or distributor of the Corporation if such transaction is exempt from or permitted by the applicable provisions of the Investment Company Act of 1940; (c) purchases of investments owned by the Corporation through a security dealer who is, or one or more of whose partners, stockholders, officers or director is, an officer or director of the Corporation, if such transactions are handled in the capacity of brokers only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director, who is an officer or director of the Corporation, if only customary fees are charged for services to the Corporation; (e) sharing statistical, research, legal and management expenses with a firm of which an officer or directors of the Corporation is an officer or director or otherwise financially interested; (f) purchase for the portfolio of the Corporation of securities issued by an issuer having an officer, director or securities holder who is an officer or director of the Corporation or of any investment adviser of the Corporation, unless the retention of such securities in the portfolio of the Corporation would be a violation of these By-Laws or the Articles of Incorporation of the Corporation.

                                  ARTICLE VII

                                     Stock


         Section 1. Certificates. The Board of Directors may at any time authorize the issuance of share certificates either in limited cases or to all Shareholders. In that event, a Shareholder may receive a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Board of Directors. No stockholder shall be entitled to a certificate for fractional shares owned by him in the Corporation. Each certificate shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The Board of Directors may at any time discontinue the issuance of share certificates.

         Section 2. Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

         Section 3.  Recording and Transfer without Certificates.
Notwithstanding the foregoing provisions of this Article VII, the Corporation shall have full power to participate in any program approved by the Board of Directors providing for the recording and transfer of

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

ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.

         Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond with sufficient surety, to the Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

         Section 5. Transfer of Capital Stock. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors. Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

         Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Laws of the State of Maryland.

         Section 7. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         Section 8. Stock Ledger. The Corporation shall maintain an original stock ledger containing the names and addresses of all Stockholders and the number and class of shares held by each Stockholder. Such stock ledger may be written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

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                                 ARTICLE VIII

                              General Provisions



         Section 1. Rights in Securities. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by an individual owning such securities in his own right; including, but not limited to, the rights to vote by proxy for any and all purposes, to consent to the reorganization, merger or consolidation of any issuer or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any issuer; and to exchange any of the shares of stock of any issuer for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage. The Board of Directors shall have the right to authorize any officer of the investment adviser to execute proxies and the right to delegate the authority granted by this Section 1 to any officer of the Corporation.

         Section 2.  Custodianship.

               (a) The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation. Subject to the approval of the Board of Directors the custodian may enter into arrangements with securities depositories, as long as such arrangements comply with the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The custodian (and any sub-custodian) shall be a bank having no less than $2,000,000, aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

               (b) Upon termination of a custodian agreement or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian. But in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a Special Meeting of the Stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

               (c) The following provisions shall apply to the employment of a custodian and to any contract entered into with the custodian so employed:

               The Board of Directors shall cause to be delivered to the custodian all securities owned by the Corporation or to which it may become entitled, and shall order the same to be delivered by the custodian only in completion of a sale, exchange, transfer, pledge, or other disposition thereof, all as the Board of Directors may generally or from time to time require or approve or to a successor custodian;

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

               and the Board of Directors shall cause all funds owned by the Corporation or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Corporation, including distributions to shareholders or proper payments to borrowers of securities representing partial return of collateral, or to a successor custodian.

         Section 3. Reports. Not less often than semi-annually, the Corporation shall transmit to the Stockholders a report of the operations of the Corporation, based at least annually upon an audit by independent public accounts, which report shall clearly set forth, in addition to the information customarily furnished in a balance sheet and profit and loss statement, a statement of all amounts paid to security dealers, legal counsel, transfer agent, disbursing agent, registrar or custodian or trustee, where such payments are made to a firm, corporation, bank or trust company, having a partner, officer or director who is also an officer or director of the Corporation. A copy, or copies, of all reports submitted to the Stockholders of the Corporation shall also be sent, as required, to the regulatory agencies of the United States and of the states in which the securities of the Corporation are registered and sold.

         Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 5. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the President, any Vice president or by the Treasurer, or such other officer or agents as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the Chairman or the President or a Vice-President and by the Secretary, Treasurer or an Assistant Treasurer.



                                  ARTICLE IX

                    Indemnification and Advance of Expenses

         Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the extent as the directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who, while serving as directors or officers, also serve at the

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

request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, real estate investment trust, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided for by this Article shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office ("disabling conduct").

         Section 2. Advances. The Corporation shall advance payment to any current or former director or officer of the Corporation for reasonable expenses incurred in connection with any proceeding in which the individual is made a party by reason of service as a director or officer in the manner and to the fullest extent permissible under the Maryland General Corporation law upon receipt of the Corporation of a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the requisite standard of conduct has not been met. In addition, at least one of the following conditions must be satisfied: (a) the individual shall provide security in form and amount acceptable to the Corporation for the foregoing undertaking, (b) the Corporation shall be insured against losses arising by reason of the advance, or (c) a majority of a quorum of directors of the Corporation who are neither interest persons, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to meet the requisite standard of conduct.

         Section 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court of other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors, or (ii) an independent legal counsel in a written opinion.

         Section 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

         Section 5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advancement of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided for this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance, other agreement, resolution of stockholders or disinterested non-party directors, or otherwise.

         Section 6. Subsequent Changes to Law. References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding occurring prior to such amendment.



                                   ARTICLE X



         Amendments. The By-Laws of the Corporation may be altered, amended or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the Stockholders, or by the Board of Directors at any regular or special meeting of the Board of Directors.




Adopted Effective April 6, 1999.

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